Extraction Oil & Gas, Inc. Announces Fourth-Quarter and Full-Year 2016 Results;

Exceeds 2016 Guidance and Reaffirms 2017 Outlook

DENVER – March 13, 2017 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG), an oil and gas exploration and production company with primary assets in the Wattenberg Field in the Denver-Julesburg Basin of Colorado, today reported financial and operational results for the fourth quarter and full-year ended December 31, 2016.

Fourth-Quarter and Full-Year 2016 Highlights

•

Fourth quarter average net sales volumes of 38,161 barrels of oil equivalent per day (BOE/d), an increase of 32% sequentially and 57% year-over-year. Full-year 2016 average net sales of 29,891 BOE/d increased 54% over 2015. Production volumes exceeded the midpoint of company guidance on all three streams for the fourth quarter and full year 2016;

•	Ended 2016 with $589 million of cash on the balance sheet resulting in no net debt and an undrawn borrowing base of $475 million resulting in approximately $1.1 billion of available liquidity;

•

Year-end 2016 estimated proved reserves of 238 million barrels of oil equivalent (“MMBoe”), an approximate 50% increase over year-end 2015 proved reserves. Reserves were 64% liquids and 20% proved developed;

•

For the fourth quarter, Extraction reported net loss of $245.6 million, or $1.54 per basic and diluted share[1], compared to net loss of $9.2 million for the same period in 2015. Full-year net loss of $456.0 million, impacted by approximately $300 million of non-cash unit and stock-based compensation expense primarily related to the initial public offering (“IPO”) and mark-to-market losses on commodity derivatives; and

•	Adjusted EBITDAX, Unhedged[2] was $58.1 million for the fourth quarter, up 34% sequentially and 94% year-over-year and $163.6 million for the full-year 2016, up 38% over 2015.

Commenting on fourth quarter and full-year 2016 results, Extraction's Chairman and CEO Mark Erickson said: “We continue to be very pleased with our financial and operating results. We exceeded our expectations for EBITDAX on a hedged and unhedged basis, while maintaining a strong balance sheet with over $1.0 billion of liquidity. Operationally, we finished the year with strong production that exceeded the midpoint of our stated guidance for all three streams for both the fourth quarter and full-year 2016, and our proved reserves grew 50% compared to 2015. As our company grows, we remain focused on maintaining our low Capex cost structure achieved through sustainable operational efficiencies.”

1  For further information on the loss per share, refer to the Consolidated Statement of Operations

2  Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “—Adjusted EBITDAX and Adjusted EBITDAX, Unhedged.”

“We are encouraged by the results we are seeing from our first two pads utilizing enhanced completions. We are already selling oil and remain on schedule with our completion program. It is another real achievement by our dedicated operations team to meet the schedule throughout wintertime operations while implementing this important transition to enhanced completions.”

Financial Results

Fourth quarter average net sales volumes were 38,161 BOE/d, an increase of 32% sequentially and 57% year-over-year. Full-year 2016 average net sales volumes were 29,891 BOE/d, an increase of 54% over 2015. Sales volumes exceeded company guidance on all three streams for the fourth quarter and full-year 2016. Crude oil accounted for approximately 61% of our total revenues recorded during the fourth quarter of 2016.

For the fourth quarter, Extraction reported oil, natural gas and NGL sales revenue of $94.7 million, as compared to $56.1 million during the same period in 2015, representing an increase of 69%. Oil, natural gas and NGL sales were $278.1 million during 2016, an increase of 41% over the prior year.

Adjusted EBITDAX, Unhedged was $58.1 million for the fourth quarter, up 34% sequentially, up 94% compared to the prior year quarter and $163.6 million for the full-year 2016, up 38% over 2015. Adjusted EBITDAX was $54.3 million for the fourth quarter, up 13% sequentially, up 17% compared to the prior year quarter and $192.3 million for the full-year 2016, up 9% over 2015.

For the fourth quarter, Extraction reported quarterly net loss of $245.6 million, or $1.54 per basic and diluted share compared to net loss of $9.2 million for the same period in 2015. Full-year net loss of $456.0 million impacted by approximately $200.3 million of non-cash unit and stock-based compensation expense primarily related to the initial public offering (“IPO”) and approximately $100.9 million of mark-to-market losses on commodity derivatives, compares to a net loss of $47.3 million in 2015.

Transportation and gathering expense for the fourth quarter of $10.2 million, or $2.91 per BOE, was up 30% sequentially as a result of the Company’s percent-of-proceeds gathering and processing contracts due to higher natural gas and NGL realizations, which more than offset the increase.

Lease operating expenses (“LOE”) for the fourth quarter totaled $11.0 million or $3.13 per BOE, a 12% sequential decrease. This decrease in per-unit LOE is primarily a function of higher production volumes. Throughout 2016, our per-unit LOE declined steadily as newer horizontal wells contributed to our sharp growth in production volumes and as we continued to focus on cost structure.

Expenses associated with deficiency fees on the Grand Mesa pipeline totaled approximately $5 million during the fourth quarter 2016, which is reflected in Extraction’s fourth quarter crude oil differential. In the absence of current efforts to reduce the impact these deficiencies, our production volumes should largely meet our commitments starting the third quarter of 2017.

The following table provides a summary of our sales volumes, average prices and certain operating expenses on a per BOE basis for the fourth-quarter and full-year 2016 and 2015 respectively:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Sales (BOE/d)(1):	38,161	24,243	29,891	19,408
Sales (MBoe)(1):	3,511	2,230	10,940	7,084
Oil sales (MBbl)	1,479	1,153	5,287	3,946
Natural gas sales (MMcf)	7,360	3,598	20,212	10,823
NGL sales (MBbl)	805	477	2,284	1,335
Average sales prices(2):
Oil sales (per Bbl)	$39.33	$36.64	$36.70	$39.80
Oil sales with derivative settlements (per Bbl)	37.16	48.93	40.59	53.29
Natural gas sales (per Mcf)	2.84	2.31	2.41	2.40
Natural gas sales with derivative settlements (per Mcf)	2.76	2.90	2.81	2.82
NGL sales (per Bbl)	19.38	11.63	15.49	11.02
Average price per BOE	26.97	25.16	25.42	27.92
Average price per BOE with derivative settlements	25.88	32.47	28.04	36.06
Expense per BOE:
Lease operating expenses	$3.13	$4.03	$3.36	$3.39
Transportation and gathering expenses	2.91	1.27	2.31	0.93
Production taxes	1.08	1.90	1.89	2.40
Acquisition transaction expenses	0.68	—	0.25	0.85
Cash general and administrative expenses	3.37	4.63	2.93	4.40
Non-cash unit and stock-based compensation	52.80	0.62	18.31	0.84

(1)

One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)

Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on cash settlements for commodity derivatives and premiums paid or received on options that settled during the period.

Operational Results

During the fourth quarter of 2016, our aggregate drilling, completion and leasehold capital expenditures were approximately $146.1 million, excluding acquisitions. We reached total depth on 34 gross (31.5 net) horizontal wells with an average lateral length of approximately 8,000 feet and completed 17 gross (16 net) horizontal wells with an average lateral length of approximately 8,000 feet.

2017 Outlook

For the full-year 2017, we reaffirm our previously disclosed guidance as operations remain on track with our prior forecast. Extraction continues to expect full-year 2017 net sales volumes to average between 48-54 MBoe/d. Our crude oil production is expected to average 23-26 MBbl/d.

Due to the lack of wells turned to sales since mid-September and shut-ins of offset wells related to completion activities during the first quarter of 2017, we estimate our first quarter average net sales volumes to be 31-33 MBoe/d. Oil volumes are expected to average 12-14 MBbl/d. For the first quarter, we expect our LOE to be between $11.5 million and $12.5 million and our cash G&A to be between $10.5 million and $11.5 million.

Mark Erickson, Extraction’s Chairman and CEO, said, “Our operations are on track for our large expected production ramp during the second quarter with our largest expected sequential growth occurring during the third quarter of 2017. With the continued operational success we will have very strong momentum taking us into 2018.”

Debt and Liquidity

Extraction ended 2016 with $589 million of cash on its balance sheet resulting in no net debt, an undrawn borrowing base of $475 million and approximately $1.1 billion of available liquidity.

Proved Reserves at December 31, 2016

The table below reconciles the components driving the 2016 reserve increase:

Balance, December 31, 2015	158,647
Purchases of reserves	41,281
Extensions and discoveries	56,699
Revisions of previous estimates	(7,621)
Production	(10,940)
Balance, December 31, 2016	238,066

Fourth-Quarter and Full-Year 2017 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time, and enter confirmation number 66595717 when prompted.

Date:	Tuesday, March 14, 2017
Time:	8:00 AM MDT / 10:00 AM EDT
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	66595717

To access the audio webcast and related presentation materials, please visit the investor relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with our initial public offering and in subsequent public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit and share data)

	December 31,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$588,736	$97,106
Accounts receivable
Trade	23,154	27,927
Oil, natural gas and NGL sales	34,066	15,938
Inventory and prepaid expenses	7,722	7,938
Commodity derivative asset	—	68,885
Total Current Assets	653,678	217,794
Property and Equipment (successful efforts method), at cost:
Proved oil and gas properties	1,851,052	1,128,022
Unproved oil and gas properties	452,577	374,194
Wells in progress	98,747	59,416
Less: accumulated depletion, depreciation and amortization	(402,912)	(181,382)
Net oil and gas properties	1,999,464	1,380,250
Other property and equipment, net of accumulated depreciation	32,721	30,402
Net Property and Equipment	2,032,185	1,410,652
Non-Current Assets:
Cash held in escrow	42,200	—
Deferred equity issuance costs	—	942
Commodity derivative asset	—	2,906
Goodwill and other intangible assets, net of accumulated amortization	54,489	—
Other non-current assets	2,224	1,846
Total Non-Current Assets	98,913	5,694
Total Assets	$2,784,776	$1,634,140
LIABILITIES AND MEMBERS' / STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$131,134	$111,127
Revenue payable	35,162	38,752
Production taxes payable	27,327	19,061
Commodity derivative liability	56,003	—
Accrued interest payable	19,621	450
Asset retirement obligations	5,300	952
Total Current Liabilities	274,547	170,342
Non-Current Liabilities:
Credit facility	—	225,000
Second Lien Notes, net of unamortized debt discount and debt issuance costs	—	412,790
Senior Notes, net of unamortized debt issuance costs	538,141	—
Production taxes payable	35,838	25,275
Commodity derivative liability	6,738	—
Other non-current liabilities	3,466	3,086
Asset retirement obligations	50,808	43,415
Deferred tax liability	106,026	—
Total Non-Current Liabilities	741,017	709,566
Commitments and Contingencies
Total Liabilities	1,015,564	879,908

Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 and 0 issued and outstanding, respectively	153,139	—

Members' and Stockholders' Equity:
Preferred tranche C units; unlimited units authorized; 0 and 78,444,117 issued and outstanding, respectively	—	250,338
Tranche A units; unlimited units authorized; 0 and 231,101,210 issued and outstanding, respectively	—	501,128
Common Stock, $0.01 par value; 900,000,000 shares authorized; 171,834,605 and 0 issued and outstanding, respectively	1,718	—
Additional paid-in capital	2,067,590	—
Retained earnings (deficit)	(453,235)	2,766
Total Members' and Stockholders' Equity	1,616,073	754,232
Total Liabilities and Members' / Stockholders' Equity	$2,784,776	$1,634,140

EXTRACTION OIL & GAS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:	(unaudited)
Oil sales	$58,163	$42,256	$194,059	$157,024
Natural gas sales	20,922	8,312	48,652	26,019
NGL sales	15,604	5,554	35,378	14,707
Total Revenues	94,689	56,122	278,089	197,750
Operating Expenses:
Lease operating expenses	21,225	11,822	62,043	30,628
Production taxes	3,795	4,237	20,730	17,035
Exploration expenses	21,686	11,873	36,422	18,636
Depletion, depreciation, amortization and accretion	64,030	46,377	205,348	146,547
Impairment of long lived assets	74	6,253	23,425	15,778
Other operating expenses	10,000	—	10,891	2,353
Acquisition transaction expenses	2,374	—	2,719	6,000
General and administrative expenses	197,202	11,712	232,388	37,149
Total Operating Expenses	320,386	92,274	593,966	274,126
Operating Loss	(225,697)	(36,152)	(315,877)	(76,376)
Other Income (Expense):
Commodity derivatives gain (loss)	(38,523)	41,454	(100,947)	79,932
Interest expense	(10,929)	(14,680)	(68,843)	(51,030)
Other income	267	174	386	210
Total Other Income (Expense)	(49,185)	26,948	(169,404)	29,112
Net Loss Before Income Taxes	(274,882)	(9,204)	(485,281)	(47,264)
Income Tax Benefit	29,280	—	29,280	—
Net Loss	$(245,602)	$(9,204)	$(456,001)	$(47,264)
Loss Per Common Share (1)
Basic and diluted	$(1.54)		$(1.54)
Weighted Average Common Shares Outstanding (1)
Basic and diluted	149,029		149,029

(1)

The Company’s EPS calculation includes only the net income (loss) for the period subsequent to IPO and Corporate Reorganization which occurred on October 12, 2016 and has omitted EPS prior to this date. The Company uses the “if-converted” method to determine the potential dilutive effects of its Series A Preferred Stock, and the treasury stock method to determine the potential dilutive effect of outstanding restricted stock units and stock option awards. In addition, the basic weighted average shares outstanding calculation is based on the actual days in which the shares were outstanding for the period from October 12, 2016, to December 31, 2016.

(2)

EXTRACTION OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(456,001)	$(47,264)
Reconciliation of net loss to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	205,348	146,547
Abandonment and impairment of unproved properties	22,318	16,414
Impairment of long lived assets	23,425	15,778
Non-cash acquisition transaction expenses	—	6,000
Amortization of debt issuance costs and debt discount	19,088	5,604
Deferred rent	551	488
Commodity derivatives (gain) loss	100,947	(79,932)
Settlements on commodity derivatives	42,827	55,770
Premiums paid on commodity derivatives	(611)	(5,744)
Deferred income tax benefit	(29,280)	—
Unit and stock-based compensation	200,308	5,970
Changes in current assets and liabilities:
Accounts receivable—trade	(574)	7,723
Accounts receivable—oil, natural gas and NGL sales	(18,128)	(4,520)
Inventory and prepaid expenses	(1,110)	(1,024)
Accounts payable and accrued liabilities	(19,187)	24,452
Revenue payable	(6,602)	2,984
Production taxes payable	14,585	19,085
Accrued interest payable	19,171	277
Asset retirement expenditures	(687)	(1,742)
Due to related party	—	(183)
Net cash provided by operating activities	116,388	166,683
Cash flows from investing activities:
Oil and gas property additions	(449,600)	(391,250)
Acquired oil and gas properties	(419,009)	(120,524)
Sale of oil and gas properties	2,656	4,742
Other property and equipment additions	(7,655)	(23,045)
Cash held in escrow	(42,200)	10,071
Net cash used in investing activities	(915,808)	(520,006)
Cash flows from financing activities:
Borrowings under credit facility	263,000	125,000
Repayments under credit facility	(488,000)	—
Proceeds from the issuance of Senior Notes	550,000	—
Repayments of Second Lien Notes	(430,000)	—
Proceeds from the issuance of units	121,370	254,986
Repurchase of units	(2,867)	—
Issuance of common stock	1,185,332	—
Issuance of Series A Preferred Units	75,000	—
Redemption of Series A Preferred Units	(88,688)	—
Proceeds from the issuance of Series B Preferred Units	185,280	—
Dividends on Series B Preferred Units	(721)	—
Debt issuance costs	(14,102)	(2,876)
Unit and common stock issuance costs	(64,554)	(5,706)
Net cash provided by financing activities	1,291,050	371,404
Increase in cash and cash equivalents	491,630	18,081
Cash and cash equivalents at beginning of period	97,106	79,025
Cash and cash equivalents at end of the period	$588,736	$97,106
Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$105,450	$72,236
Acquisition transaction expenses paid through oil and gas properties	$—	$6,000
Cash paid for interest	$31,280	$50,380
Cash paid for Second Lien Notes prepayment penalty	$4,300	$—
Write-off of deposit on acquisition	$10,000	$—
Accretion of beneficial conversion feature	$1,041	$—

EXTRACTION OIL & GAS HOLDINGS, LLC.

RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED

(In thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDAX:
Net loss	$(245,601)	$(9,204)	$(456,001)	$(47,264)
Add back:
Depreciation, depletion, amortization, and accretion	64,031	46,377	205,348	146,547
Impairment of long lived assets	75	6,253	23,425	15,778
Exploration expenses	21,687	11,873	36,422	18,636
Rig termination fee	—	—	891	1,657
Write-off of deposit on acquisition	10,000	—	10,000	—
Acquisition transaction expenses	2,374	—	2,719	6,000
(Gain) loss on commodity derivatives	38,523	(41,454)	100,947	(79,932)
Settlements on commodity derivative instruments	(3,751)	17,344	34,196	59,785
Premiums paid for derivatives that settled during the period	(83)	(1,041)	(5,553)	(2,087)
Unit and stock-based compensation expense	185,386	1,387	200,308	5,970
Amortization of debt discount and debt issuance costs	926	2,523	19,256	5,604
Interest expense	10,003	12,157	49,587	45,426
Income tax benefit	(29,280)	—	(29,280)	—
Adjusted EBITDAX	$54,290	$46,215	$192,265	$176,120
Deduct:
Settlements on commodity derivative instruments	(3,751)	17,344	34,196	59,785
Premiums paid for derivative that settled during the period	(83)	(1,041)	(5,553)	(2,087)
Adjusted EBITDAX, Unhedged	$58,124	$29,912	$163,622	$118,422

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged is not a measure of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged is a supplemental non-GAAP financial measure that is used by management and external users of our Predecessor’s financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depreciation, depletion, amortization and accretion (“DD&A”), impairment of long lived assets, exploration expenses, rig termination fees, acquisition transaction expenses, commodity derivative (gain) loss, settlements on commodity derivatives, premiums paid for derivatives that settled during the period, unit and stock-based compensation expense, amortization of debt discount and debt issuance costs, interest expense, income taxes, and non-recurring charges. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivative that settled during the period.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged is a widely followed measure of operating performance.  A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three and twelve months ended December 31, 2016 and 2015 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting. Adjusted EBITDAX is also used by our Board of Directors as a performance measure in determining executive compensation.